Exhibit 10.7

FIRST AMENDMENT
TO THE
AECOM RETIREMENT & SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

WHEREAS, AECOM (the “Company”) maintains the AECOM Retirement & Savings Plan (the “Plan”), as amended and restated effective January 1, 2016; and

WHEREAS, amendment of the Plan now is considered desirable;

NOW, THEREFORE, IT IS RESOLVED, that, in accordance with the powers reserved to the Company under Section 14.1 of the Plan, and pursuant to the authority delegated to the undersigned, the Plan is hereby amended, effective as of January 1, 2016, by substituting the following for Section 15.17 of the Plan:

“15.17           Voting of Shares; Tender Offers

Except as otherwise required by the Act, the Code or Regulations, with respect to Shares of Company stock held by the Trust Fund and credited to Members’ Accounts, all voting rights and tender or exchange decisions shall be exercised by the Trustee in accordance with the provisions of the applicable Trust Agreement, which provisions are hereby incorporated by reference.”

IN WITNESS WHEREOF, the AECOM Americas Benefits Administration Committee has caused this present to be executed by its Chair thereunto duly authorized this    day of February, 2016.

AECOM AMERICAS BENEFITS ADMINISTRATION COMMITTEE

/s/ Bernard C. Knobbe
Bernard C. Knobbe, Chair